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                                                                   Exhibit 10(i)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6/Amendment No. 30 of Registration Statement No. 333-51676/811-8828 of New England Variable Annuity Separate Account on Form N-4 of our report dated April 16, 2004, relating to New England Variable Annuity Separate Account, and our report dated April 8, 2004, relating to New England Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in its method of accounting for goodwill and other intangible assets to conform to the Statement of Financial Accounting Standards No. 142), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 4 to Registration Statement No. 333-51676, which is incorporated by reference under this Post-Effective Amendment No. 6 of such Registration Statement, and to the reference to us under the heading "Experts" in the Statement of Additional Information, which is incorporated by reference under this Post Effective Amendment No. 6 of such Registration Statement.


/s/ Deloitte & Touche LLP

Tampa, Florida
July 12, 2004